EXHIBIT 11
                                CenturyTel, Inc.
                       COMPUTATIONS OF EARNINGS PER SHARE
                                   (UNAUDITED)

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                                                                                       Three months
                                                                                      ended March 31,
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                                                                                  2002                 2001
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                                                                            (Dollars, except per share amounts,
                                                                                 and shares in thousands)

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Income (Numerator):
Income from continuing operations                                           $    42,857                 26,851
Discontinued operations, net of tax                                              27,910                 19,871
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Net income                                                                       70,767                 46,722
Dividends applicable to preferred stock                                            (100)                  (100)
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Net income applicable to common stock                                            70,667                 46,622
Dividends applicable to preferred stock                                             100                    100
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Net income as adjusted for purposes of computing
 diluted earnings per share                                                 $    70,767                 46,722
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Net income applicable to common stock, as adjusted
 for goodwill amortization                                                  $    70,667                 60,705
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Net income as adjusted for purposes of computing diluted
 earnings per share, as adjusted for goodwill amortization                  $    70,767                 60,805
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Shares (Denominator):
Weighted average number of shares:
    Outstanding during period                                                   141,277                140,892
    Employee Stock Ownership Plan shares not
     committed to be released                                                      (226)                  (320)
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Number of shares for computing basic earnings per share                         141,051                140,572

Incremental common shares attributable to dilutive securities:
    Conversion of convertible securities                                            435                    435
    Shares issuable under stock option plan                                       1,168                  1,475
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Number of shares as adjusted for purposes of computing
 diluted earnings per share                                                     142,654                142,482
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Basic earnings per share
    From continuing operations                                              $       .30                    .19
    Discontinued operations                                                 $       .20                    .14
    Basic earnings per share                                                $       .50                    .33
    Basic earnings per share, as adjusted for goodwill amortization         $       .50                    .43

Diluted earnings per share
    From continuing operations                                              $       .30                    .19
    Discontinued operations                                                 $       .20                    .14
    Diluted earnings per share                                              $       .50                    .33
    Diluted earnings per share, as adjusted for goodwill amortization       $       .50                    .43

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